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                                                                    EXHIBIT 3.49


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          TESORO JAVA PETROLEUM COMPANY

        Tesoro Java Petroleum Company, a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:


        FIRST:   That by the written consent of all members of the Board of
Directors of Tesoro Java Petroleum Company, dated January 31, 1995, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duly adopted a resolution proposing and declaring advisable a certain amendment to the Certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolution of the Board of Directors setting forth the proposed amendment is as follows:

RESOLVED,     that the Board of Directors declares it advisable and proposes that Article 1 of the Certificate of Incorporation of Tesoro Java
              Petroleum Company be amended so as to read in its entirety as follows:

              "The name of the Corporation is Tesoro Vostok Company."


        SECOND: That by the written consent of the sole shareholder of said corporation dated January 31, 1995, and filed with the minutes of proceedings of said shareholder, the shareholder voted in favor of said amendment.


        THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


        FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.


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        IN WITNESS WHEREOF, said Tesoro Java Petroleum Company has caused this certificate to be signed by Michael D. Burke, its President, and attested by James C. Reed, Jr., its Vice President, General Counsel and Secretary, this 31st day of January 1995.


TESORO JAVA PETROLEUM COMPANY                 TESORO JAVA PETROLEUM COMPANY
CORPORATE SEAL
DELAWARE

                                              /s/ Michael D. Burke
                                              ---------------------------------
                                              Michael D. Burke
                                              President
ATTEST:

/s/ James C. Reed, Jr.
---------------------------------------------
James C. Reed, Jr.
Vice President, General Counsel and Secretary


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                         CERTIFICATE OF INCORPORATION OF

                          TESORO JAVA PETROLEUM COMPANY
                                    * * * * *





        1.  The name of the corporation is

                 TESORO JAVA PETROLEUM COMPANY


        2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, The name of its registered agent at such address is The Corporation Trust Company.



        3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


        4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).


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        5A.   The name and mailing address of each incorporator is as follows:


                         NAME                          MAILING ADDRESS
                         ----                          ---------------

              P.A. Wright                     100 West Tenth Street
                                              Wilmington, Delaware 19801

              S.M. Chapman                    100 West Tenth Street
                                              Wilmington, Delaware 19801

              S.K. Zimmerman                  100 West Tenth Street
                                              Wilmington, Delaware 19801

        5B.   The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

                           NAME                          MAILING ADDRESS
                           ----                          ---------------

              Robert V. West, Jr.             8700 Tesoro Drive
                                              San Antonio, Texas 78286

              Z.D. Bonner                     8700 Tesoro Drive
                                              San Antonio, Texas 78286

              Conrad S. Preston               8700 Tesoro Drive
                                              San Antonio, Texas 78286

              Dennis F.Juren                  8700 Tesoro Drive
                                              San Antonio, Texas 78286


        6.    The corporation is to have perpetual existence.

        7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is ex-


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pressly authorized to make, alter or repeal the by-laws of the corporation.


        8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.


        9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby de-


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claring and certifying that this is our act and deed and the facts herein stated
are true, and accordingly have hereunto set our hands this 22nd day of February, 1983.




                                             /s/ P. A. Wright
                                             -----------------------------------
                                             P. A. Wright

                                             /s/ S. M. Chapman
                                             -----------------------------------
                                             S. N. Chapman

                                             /s/ S. K. Zimmerman
                                             -----------------------------------
                                             S. K. Zimmerman